UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________

Date of Report (Date of earliest event reported) February 1,  2010

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2010, James Spencer resigned from his position as Senior Vice President-Operations of Duckwall-ALCO Stores, Inc. (the “Company”).   The Company intends to announce Mr. Spencer’s replacement soon.

In connection with Mr. Spencer’s resignation, the Company will, subject to the approval of the Compensation Committee of the Board of Directors, enter into a revised Stock Option Agreement to allow Mr. Spencer to receive net shares of his vested stock options in a cashless transaction in lieu of exercising his vested stock options.

Item 7.01  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        DUCKWALL-ALCO STORES, INC.

Date: February 5, 2010                                                                                  By:           /s/  Larry Zigerelli
                               Larry Zigerelli
                  President and Chief Executive Officer

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